UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2006

NEXITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51273	63-0523669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Blue Lake Drive, Suite 330 Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 298-6391

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Nexity Financial Corporation (the “Corporation”) in its proxy statement filed in connection with its annual meeting held April 20, 2006 (the “Annual Meeting”), John W. Collins advised the Corporation that he would not stand for re-election to the board of directors when his term as a director expired at the Annual Meeting. As of April 20, the Corporation has eight members of its board of directors, four of which are independent.

On April 20, 2006, the Corporation notified the Nasdaq National Market that one-half of its board of directors currently does not meet the independent director definition. Marketplace Rule 4350(c)(1) requires that a majority of the board of directors of a corporation, whose common stock is listed on the Nasdaq National Market, qualify as independent. The Nominating Committee of the board of directors has begun a search to select another independent director to fill the vacancy caused by Mr. Collins’ departure. Under the Marketplace Rules, the Corporation has until the earlier of the Corporation’s next annual meeting or April 20, 2007 to satisfy the independence requirements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:	April 25, 2006

NEXITY FINANCIAL CORPORATION

/s/ John J. Moran
By:	John J. Moran
Its:	Executive Vice President and
Chief Financial Officer

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